SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): NOVEMBER 15, 2000
                                                         ------------------

                              XYBERNAUT CORPORATION
             (Exact name of registrant as specified in its charter)


    DELAWARE                     0-15086                       54-1799851
(State or other               (Commission                     (IRS Employer
jurisdiction of               file number)                  Identification No.)
incorporation)


                12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA 22033
                    (Address of principal executive offices)


        Registrant's telephone number including area code: (703) 631-6925


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

         On November 15, 2000, the registrant announced it had consummated the sale of $18 million of the common stock, par value $.01 per share (the "Common Stock"), of the registrant with a group of principally domestic institutional investors at $2.75 per share. The investors also received warrants to purchase up to 40% of the total number of shares of Common Stock they purchased (the "Warrants"). The Warrants have a term of 4 years and an exercise price of $4.33 per share. The Company may call 50% of the Warrants if the Common Stock trades at or above $7.50 for 10 consecutive trading days and the remaining 50% if the Common Stock trades above $15.00 for 10 consecutive trading days.

         The registrant has agreed to use its best efforts to file a registration statement covering the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants within 30 days after the closing date of the transaction.

         The foregoing is a brief description of the financing arrangement. It is not complete and is qualified in its entirety by reference to the actual purchase agreement, Warrants and registration rights agreement and the press release issued on November 15, 2000, a copy of which is filed as an exhibit to this Current Report.

                                    SIGNATURE

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 17, 2000

                                                XYBERNAUT CORPORATION



                                                By: /s/ John F. Moynahan
                                                   -----------------------------
                                                   John F. Moynahan
                                                   Senior Vice President and
                                                   Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------

     99.1*            Press release dated November 15, 2000 issued by Xybernaut

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         * Filed herewith



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